UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2009

AMERICAN BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-51500	55-0897507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

365 Broad Street, Bloomfield, New Jersey 07003
(Address of Principal Executive Offices)

(973) 748-3600
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 14, 2009, Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. issued a joint press release announcing that they have received all necessary regulatory approvals to proceed with the acquisition of American Bancorp by Investors Bancorp.  This press release is attached as Exhibit 99 to this report.

American Bancorp also announced that all proxy materials for its annual meeting of shareholders to be held on May 19, 2009 were mailed to American Bancorp shareholders on or about April 13, 2009.  Matters to be addressed by shareholders at that meeting include the acquisition of American Bancorp of New Jersey, Inc. by Investors Bancorp, Inc.  The shareholder record date for the annual meeting is March 31, 2009.  American Bancorp has separately mailed to its stockholders the election materials relating to its acquisition by Investors Bancorp.  American Bancorp stockholders have until May 18, 2009 to return their election materials.

This information, including the press release filed as Exhibit 99, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

99	Press release dated April 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

American Bancorp of New Jersey, Inc.
(Registrant)

DATE: April 14, 2009	By:	/s/Eric B. Heyer
Eric B. Heyer
Senior Vice President and Chief Financial
Officer